Company Contact:        Media Contact:        Investor Contact:
Janice MacKenzie        Linda Jasper          Robert B. Prag, President
I-trax, Inc.            Keatingpr             The Del Mar Consulting Group, Inc.
(215) 557-7488 x109    (973) 966-1100         (858) 794-9500
jmackenzie@i-trax.com  ljasper@keatingpr.com  bprag@delmarconsulting.com
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FOR IMMEDIATE RELEASE
---------------------

      I-TRAX ANNOUNCES 30% INCREASE IN THIRD QUARTER YEAR-OVER-YEAR REVENUE
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  - Nine Months Revenue Increases 106% from Comparable Nine Months Last Year -
              - Company Completes $3.5 Million Private Placement -

PHILADELPHIA, PA November 13, 2003 -- I-trax, Inc. (Amex: DMX), a health management solutions company, announced today its results for the three and nine months ended September 30, 2003.

Revenue for the quarter ended September 30, 2003 was $1,000,513, an increase of 30% from revenue of $771,500 for the third quarter of 2002. Net loss for the most recent quarter was $1,609,840, or $0.14 per share, and did not vary materially from the net loss of $1,695,631, or $0.18 per share, for the comparable quarter of last year. Operating loss, which excludes non-operating expenses and gains, however, decreased by $247,693, or 18% from $1,353,090, for the quarter ended September 30, 2002 to $1,105,397 for the quarter ended September 30, 2003.

For the nine months ended September 30, 2003, revenue was $3,667,840, an increase of 106% from revenue of $1,776,517 for the comparable period of 2002. Net loss for the nine months ended September 30, 2003 was $5,315,835, or $0.53 per share, as compared to a net loss of $6,238,604, or $0.76 per share, for the same period last year. In addition to significantly increasing its revenue in the first nine months of 2003, the company was also able to reduce its general and administrative expenses by 21% and its salary and related benefits by 30%.

Subsequent to the end of the third quarter, I-trax closed a private placement of 1,400,000 restricted shares of common stock at a fixed price of $2.50 per share and 700,000 warrants to acquire common stock with a strike price of $3.00. I-trax received gross proceeds from the placement of $3,500,000, which will be used for working capital and general corporate purposes. Westminster Securities Corporation, Member New York Stock Exchange, acted as placement agent for this transaction. The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The company is now serving approximately 70 clients, 4 of which are new since the last quarterly earnings report. These new clients include Horizon Blue Cross Blue Shield of New Jersey and Orange County Physicians IPA Group. I-trax also continues to grow its relationships with its existing clients. For example, the company recently expanded its relationship with MedCost for a predictive modeling contract covering all 1.2 million individuals served by MedCost.

I-trax offers its customers an integrated solution to manage the health of defined populations. Yet customers can choose to adopt the entire solutions or its individual components. This approach allows clients greater flexibility as customers migrate toward providing I-trax's fully integrated Health-e-LifeSM Program from its respective components. Although component sales initially result in smaller revenues for I-trax as compared to a sale of the entire solution, management believes that the continued growth and expansion of the relationships with existing clients into total solutions portend greater revenues for I-trax in the future.

Commenting on the results, Frank A. Martin, Chairman and Chief Executive Officer of I-trax, stated, "We continue to grow our business and future prospects remain very strong. We have seen a significant increase in market interest for our Health-


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

e-LifeSM program since we announced its launch in October 2003. We believe that our new solution to the challenge of rising healthcare costs in the corporate market is of enormous interest to key decision makers. We believe that I-trax offers the only fully integrated, end-to-end solution available today by providing patented predictive science, our proprietary technology for care coordination, and our nationally recognized Care Communications Center.

Mr. Martin further commented on the private placement, "We are very pleased with the results of the private offering we just completed. The $3.5 million of proceeds provides us with the capital to fund our escalating growth and fulfills another goal of increasing the breadth of stock ownership, which should, in turn, continue to increase the liquidity of our shares. We believe that the success of this offering is a reflection of the market's confidence in our ability to execute on our business plan."

I-trax will host a conference call today at 4:15 p.m. EDT. The telephone number for the conference call will be 800-328-1382.

During the call, Mr. Martin will discuss the Company's third quarter financial results and also be available to answer questions. Investors may e-mail questions in advance of the call to The Del Mar Consulting Group, Inc. at bprag@delmarconsulting.com.

Investors will be able to access an encore recording of the conference call through December 1st by calling 800-642-1687 and referencing the conference ID number of 3938150. The encore recording will be available approximately two hours after the conference call has concluded.

About I-trax

I-trax enables a new generation of disease management through its unique personalized health management solutions, which reduce the cost of care while improving the health of populations. I-trax provides the only integrated, end-to-end health management solutions available today. Utilizing a common data platform, the Medicive(R) Medical Enterprise Data System, I-trax solutions enable true coordination of care through the utilization of shared records by all caregivers. These solutions have been tested and proven in real-world settings including Walter Reed Army Healthcare System, Office of Attending Physician, US Congress, the Pentagon, Aetna, MedCost, Alegent Health, Presbyterian Health Plan, CalOptima and Los Angeles County-USC Medical Center. I-trax is headquartered in Philadelphia, Pennsylvania and maintains its Care Communications Center in Omaha, Nebraska. More information is available at http://www.i-trax.com.

Safe Harbor Statement: This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for I-trax to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include: I-trax's ability to execute new contracts for disease management services, population health management services and technology solutions; the risks associated with a significant concentration of I-trax's revenues with a limited number of customers; I-trax's ability to effectively improve its technology and service solutions; I-trax's ability to renew and maintain contracts with its current customers under existing terms; I-trax's ability to execute on its business plan; I-trax's ability to obtain adequate financing to provide the capital that may be needed to support the growth of its business; acceptance of I-trax's solutions by the marketplace; and general economic conditions. I-trax undertakes no obligation to update or revise any such forward-looking statements. These and other risks pertaining to I-trax are described in greater detail in I-trax's periodic filings with the Securities and Exchange Commission.


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